Exhibit 99.1

Ironclad Performance Wear Reports First Quarter 2010 Financial Results

Results In-Line with Expectations; Gross Profit Up 20.4%

LOS ANGELES, CA – May 12, 2010 – Ironclad Performance Wear Corporation (ICPW:OB), a leader in high-performance task-specific work gloves and apparel for industrial workers, professional craftsmen and consumers, announced today financial results for first quarter ended March 31, 2010.

First Quarter 2010 Results
The Company reported net sales for the first quarter of 2010 of $2.48 million, a slight decrease of 1.4% percent from the first quarter 2009 of $2.52 million.

Gross profit increased 20.4% to $1.1 million, or 44.0% of sales, compared to $0.9 million, or 36.1% of sales in the first quarter of 2009.

Operating expenses as a percent of sales increased to 58.2%, or $1.44 million, compared to 55.7% of sales, or $1.40 million during the same period last year.

Net loss from operations decreased 29% to ($351,068) compared to ($494,776) during the same period in 2009.

“The Company continues to successfully execute on its financial plan for 2010, as evidenced by a significant improvement in the Company’s bottom-line financial performance” said Scott Jarus, Chairman and CEO of Ironclad.  “It is important to remember that Ironclad’s business has historically been seasonal, with approximately 40% of sales occurring in the first half of the year and 60% in the second half.  From a cash and inventory perspective, Ironclad is now at the start of its “build cycle” for deliveries in the third and fourth quarters”.

Guidance for 2010
Ironclad reaffirms its expectations that its Net Sales for 2010 will increase by 5% to 10%, and EBITDA, including non-cash stock option expenses (Earnings Before Interest, Taxes, Depreciation, Amortization and ASC 718) will be positive.  The Company has recently retained the services of an investment bank to assist with the exploration of acquisition opportunities which, if successful, are expected to be accretive to this 2010 guidance on both a Net Sales and Net Income basis.

Mr. Jarus concluded, “Business with existing customers continues to grow and the number of new opportunities being pursued by Ironclad for 2010 and beyond are very significant.  This growth and success comes despite current worldwide economic conditions when many companies are experiencing no or declining growth.  In addition to the partnerships the Company established in the last couple of years, such as with 5.11 Tactical and Snap-on, Ironclad is expanding into new markets, such as technical task-specific gloves for outdoor sports and new industrial applications, including an expansion of its KONG line of gloves for the oil and gas industry.”

Conference Call
Ironclad Performance Wear will hold a conference call to discuss first quarter 2010 financial results on Wednesday, May 12th, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time).  To participate in the conference call, interested parties should dial (877) 941-4774 ten minutes prior to the call.  International callers should dial 1+ (480) 629-9760. If you are unable to participate in the live call, a replay will be available through May 26, 2010.  To access the replay, dial (800) 406-7325 (passcode: 4299943). International callers should dial 1+ (303) 590-3030 and use the same passcode.

In addition, the conference call will also be broadcast live over the Internet and can be accessed at www.ironclad.com. For those unable to participate during the live broadcast, the Webcast will be archived on this site through May 26, 2010.

The Company's financial results will be posted online at www.ironclad.com once they are publicly released.

About Ironclad Performance Wear Corporation
Ironclad, which created the performance work glove category in 1998, continues to leverage its leadership position in the safety, construction and industrial markets through the design and development and distribution of specialized task-specific gloves for industries such as oil & gas extraction; police, fire, first-responder and military; and automotive markets. Ironclad engineers and manufactures a comprehensive line of task-specific gloves and performance apparel with a focus on innovation, design, advanced material science and durability. Ironclad's products are available through industrial suppliers, hardware stores, home centers, lumber yards, and sporting goods retailers nationwide; and through authorized distributors in North America, Europe, Australia and Asia.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements
This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding achievement of financial goals for 2010, increasing interest and sales of Ironclad’s products, opportunities presented by new customers and Ironclad’s profitability in 2010.  For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Scott Jarus, CEO
(310) 643-7800 x120

Chris Miller, Director of Marketing
(310) 643-7800 x127

Ironclad Performance Wear Corp.
CONSOLIDATED BALANCE SHEETS

	March 31, 2010	March 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$897,455	$615,924
Accounts receivable net of allowance for doubtful accounts of $119,000 and $112,000	484,680	1,423,685
Due from Factor	195,225	-
Inventory	3,664,180	3,658,234
Prepaid and other	126,428	139,428
Total current assets	5,367,968	5,837,271

Property, Plant and equipment
Computer equipment and software	246,723	202,853
Vehicle	43,680	43,680
Office equipment and furniture	138,256	143,755
Leasehold improvements	38,594	36,934
Less: accumulated amortization	(352,448)	(274,967)
Total property, plant and equipment	114,805	152,255

Trademarks, net of accumulated amortization of $20,385 and $15,269	100,950	93,116
Deposits	11,354	11,630

Total Assets	$5,595,077	$6,094,272

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,569,069	$1,329,146
Line of credit	614,848	1,362,391
Total current liabilities	2,183,917	2,691,537

Long Term Liabilities
Fair value of warrant liability	-	4,048
Total Liabilities	2,183,917	2,695,585

Stockholder's Equity
Common stock, $.001 par value; 172,744,750 million shares
authorized; 72,951,185 shares issued and outstanding	72,951	72,951
Additional paid In capital	18,069,040	17,494,641
Accumulated deficit	(14,730,831)	(14,168,905)
Total Stockholders' Equity	3,411,160	3,398,687

Total Liabilities & Stockholders' Equity	$5,595,077	$6,094,272

Ironclad Performance Wear Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009

REVENUES
Net sales	$2,482,930	$2,517,175

COST OF SALES
Cost of sales	1,389,800	1,609,059

GROSS PROFIT	1,093,130	908,116

OPERATING EXPENSES
General and administrative	570,492	548,523
Sales and marketing	618,744	577,260
Research and development	64,912	91,960
Purchasing, warehousing and distribution	171,542	161,636
Depreciation and amortization	18,508	23,513
Total Operating Expenses	1,444,198	1,402,892

LOSS FROM OPERATIONS	(351,068)	(494,776)

OTHER INCOME(EXPENSE)
Interest expense	(19,177)	(23,793)
Interest income	15	222
Change in fair value of warrant liability	(1,929)	(1,951)
Other income(expense), net	(156)	269
Total Other Income(Expense), Net	(21,247)	(25,253)

NET LOSS BEFORE INCOME TAXES	(372,315)	(520,029)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	1,366	1,466

NET LOSS	$(373,681)	$(521,495)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.01)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	72,951,185	60,892,105
Diluted	89,634,015	75,643,000